                                                                EXHIBIT 10.11 TO
                                                          REGISTRATION STATEMENT
                                                                     ON FORM S-4

                        SEVERANCE/NON-COMPETE AGREEMENT
                             (Sandra A. Smilanich)

     THIS SEVERANCE/NON-COMPETE AGREEMENT (this "Agreement") is made and entered
into this      day of           , 1994, by and between Sandra A. Smilanich
("Individual"), and Medisys, Inc., a Delaware corporation (the "Company").

     WHEREAS, the Company is a party to that certain Agreement and Plan of Merger dated as of February 6, 1994 (as amended, the "Merger Agreement"), by and among Coram Healthcare Corporation, a Delaware corporation (formerly "CHM Holding Corporation")("Coram"), Curaflex Health Services, Inc., a Delaware corporation ("CHS"), HealthInfusion, Inc., a Florida corporation ("HII"), the Company, T(2) Medical, Inc., a Delaware corporation ("T(2)"), CHS Acquisition Company, a Delaware corporation and wholly owned subsidiary of Coram ("CHS Sub"), HII Acquisition Company, a Florida corporation and wholly owned subsidiary of Coram ("HII Sub"), MI Acquisition Company, a Delaware corporation and wholly owned subsidiary of Coram ("MI Sub"), and T(2) Acquisition Company, a Delaware corporation and wholly owned subsidiary of Coram ("T(2) Sub"), pursuant to which, among other things, T(2) Sub, CHS Sub, HII Sub and MI Sub will merge with and into T(2), CHS, HII and the Company, respectively, and T(2), CHS, HII and the Company will thereby become wholly owned subsidiaries of Coram (the "Merger"); and

     WHEREAS, the Individual is presently employed by the Company and, upon consummation of the Merger, will thereafter continue to be employed by the Company, subject to the terms and conditions set forth herein, on an "at will" basis.

     NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the Company and the Individual, intending to be legally bound, hereby agree as follows:

     1. Nature of Continuing Employment with the Company.

     (a) Individual's employment by the Company is, as of the date hereof, and shall hereafter be on an "at will" basis, subject to the provisions with respect to termination set forth herein and the other terms and provisions hereof.

     (b) Individual agrees to faithfully and diligently continue to perform on a full-time basis such duties as have been assigned to Individual prior to the date hereof and as shall be assigned to her from time to time by the Board of Directors of the Company, such duties to be commensurate with the Individual's position as the Vice President of Program Development of the Company.

     (c) The Individual shall continue to receive a salary equal to $110,000 per annum (the "Base Salary"), and such Base Salary shall continue to be paid on a regular basis in accordance with the Company's normal payroll procedures and policies and shall not, subject to the provisions of Section 4 hereof, be reduced during the term of Individual's employment with the Company pursuant to this Agreement without her prior written consent. The amount of the Base Salary shall be reviewed in accordance with the review practices and policies applicable to Individual as existed immediately prior to the date hereof. In addition, the Individual shall be entitled to participate, subject to the provisions, rules and regulations applicable thereto, including provisions empowering the Board of Directors of the Company and of Coram to modify and/or terminate any such plan or programs, in all employee benefit plans or programs (including vacation time, sick leave and holidays) of the Company (including all such plans and programs of the Company adopted in addition to or in replacement of any of the Company's plans or programs) on the same basis and to the same extent as she was entitled to participate immediately prior to the date hereof and on the same basis and to the same extent as other employees of equal rank of the Company are entitled to participate in the future. In furtherance of and without

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limiting the foregoing, Individual shall be entitled to receive all employee benefits and perquisites, including, without limitation, a vehicle allowance, and continuing rights thereto following termination, on the same basis and to the same extent as Individual received from the Company prior to the date hereof, which employee benefits and perquisites shall not, subject to the provisions of Section 4 hereof, be diminished during the term of Individual's employment with the Company pursuant to this Agreement without her prior written consent. In accordance with the Company's policies established from time to time, the Company will also continue to pay or reimburse the Individual for all reasonable and necessary out-of-pocket expenses incurred by her in the performance of her duties under this Agreement, subject to the prior authorization thereof or subsequent presentment of appropriate receipts and vouchers therefor.

     2. Non-Competition; Non-Solicitation.

     (a) While employed by the Company and for a period of twelve (12) months thereafter, and provided that the Company is in compliance with all of the terms of Section 4(c) hereof, Individual shall not, directly or indirectly, engage in a line of business within any geographical area of the United States in which the Company or any subsidiary of the Company is currently engaged in the same line of business, or have any interest in any sole proprietorship, partnership, corporation or business or any other person or entity (whether as an employee, officer, director, partner, agent, security holder, creditor, consultant or otherwise) that, directly or indirectly, engages in a line of business within any geographical area of the United States in which the Company or any subsidiary of the Company is currently engaged in the same line of business; provided, however, that Individual may hold and continue to hold Company securities or, solely as an investment, shares of capital stock or other equity securities of any company which are traded on any national securities exchange or are regularly quoted in the over-the-counter market, so long as Individual does not control, acquire a controlling interest in or become a member of a group which exercises direct or indirect control of, more than five percent (5%) of any class of capital stock of such company. Individual hereby confirms that she is under no contractual commitments inconsistent with her obligations set forth in this Agreement, and that during the term of this Agreement, she will not render or perform services, or enter into any agreement to do so, for any other corporation, firm, entity or person which are inconsistent with the provisions of this Agreement.

     (b) While employed by the Company and for a period of twelve (12) months thereafter, and provided that the Company is in compliance with all of the terms of Section 4 hereof, Individual shall not, directly or indirectly, for herself or for or on behalf of any other person, firm, corporation, partnership, association or other entity, (i) attempt to employ or enter into any contractual arrangement with any employee or former employee of the Company or any subsidiary or parent company of the Company in connection with any line of business in which the Company or any subsidiary of the Company is currently engaged, unless such employee or former employee has not been employed by the Company or such subsidiary or parent company for a period in excess of six (6) months; and/or (ii) call on or solicit any of the actual or targeted prospective physician/consultants (which shall include all physicians who provide or who are reasonably likely to provide marketing, management or advisory or other services to the Company or such subsidiary of parent company for a fee) or customers of the Company or of such subsidiary or parent company in connection with any line of business that is competitive with any line of business in which the Company or any subsidiary of the Company is currently engaged, nor shall Individual make known the names or addresses of such physician/consultants or customers or any information relating in any manner to the Company's business relationships with such physician/consultants or customers.

     3. Confidential Information. Individual will hold in strictest confidence and shall not disclose to any person or entity without the express prior authorization of the Company and Coram, any information, including, without limitation, any financial information (including, without limitation, financial statements of the Company), marketing data, technique, process, formula, developmental or experimental work, work in progress, business methods, trade secrets (including, without limitation, any customer list or lists of customer sources), marketing techniques or plans, or any other secret or confidential information relating to the products, services, customers, sales or business affairs of the Company or any subsidiary or parent company of the Company, including, without limitation, any information relating to any business opportunity made by or to the Company or any such subsidiary or parent company, but excluding any knowledge or expertise possessed by Individual prior to Individual's commencement of employment with the Company and any

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information in the public domain. Individual agrees that she will not make use of any of the above at any time up to five (5) years after termination of her employment. Upon termination of employment, Individual shall deliver to the Company all documents, records, notebooks, work papers and all similar repositories containing any information concerning the Company or any subsidiaries or parent company of the Company, whether prepared by Individual, the Company or anyone else.

     4. Termination.

     (a) Individual's employment hereunder may be terminated by Individual or the Company without cause upon at least 30 days' written notice to the other party.

     (b) At any time the Company shall have the right to terminate Individual's employment hereunder by written notice to Individual upon any of the following occurrences:

          (i) At any time after the first anniversary of the date hereof, Individual's disability for a continuous period of one hundred twenty (120) days, if such disability prevents her from performing her duties with the Company (as described in Section 1(b) above). The existence of such a period of continuous disability shall be determined by the Board of Directors in the exercise of its reasonable judgment;

          (ii) Individual's conviction of a felony or other serious crime involving moral turpitude;

          (iii) Individual's gross negligence or willful misconduct with respect to the Company (which shall include, but not be limited to, conduct bringing the Company into public disgrace or disrepute (other than conduct that is performed at the direction of or with the consent or approval of the Board of Directors or a superior officer of the Company)) to an extent that would likely prohibit individual from obtaining unemployment compensation benefits under Minnesota law (taking into consideration the body of case law in Minnesota interpreting the level and extent of conduct constituting gross negligence or willful misconduct sufficient to preclude the receipt of such benefits); or

          (iv) A material breach by Individual of any of the terms or conditions of Sections 2 or 3 of this Agreement that is not cured to the reasonable satisfaction of the Company within thirty (30) days after notice thereof to Individual; provided, that the Company shall not be permitted to terminate Individual's employment pursuant to this subsection (iv) without at least thirty (30) days' prior written notice specifying the breach and permitting the Individual an opportunity to cure such breach.

     Upon the termination of Individual's employment pursuant to this Section 4(b), Individual shall be entitled only to any portion of Base Salary and bonus compensation, if any, accrued and unpaid to the date of termination and shall not be entitled to any other payment (except as may otherwise be required pursuant to applicable federal, state or local law, rule or regulation).

     (c) Upon the first anniversary of the closing date of the Merger, if Individual is still employed by the Company through such date, or in the event that Individual's employment with the Company is terminated by the Company without cause pursuant to Section 4(a) above during the first twelve (12) months after the closing date of the Merger, or by the Individual due to (i) the assignment to the Individual of duties inconsistent in any respect to the Individual's position or the diminution of authority, duties or responsibilities, (ii) the required relocation of the Individual from her current primary work location, or (iii) any breach by the Company of any provision of this Agreement, the Company shall within ten (10) days after such anniversary or termination, pay to the Individual a lump sum payment in the amount of Two Hundred Twenty Thousand Dollars ($220,000); provided, that Individual is not at that time in material breach of any of the terms of Sections 2 or 3 hereof.

     (d) In the event that Individual dies prior to the first anniversary of the closing date of the Merger, if the Individual is still employed by the Company at the time of Individual's death, the Company shall pay to Individual's estate a lump sum payment in the amount of Two Hundred Twenty Thousand Dollars ($220,000) in the manner and subject to the terms and conditions set forth in
Section 4(c) above.

     5. Termination of Other Agreements. Upon the execution of this Agreement, all other employment, severance, non-compete and other similar agreements between the Individual and the Company and/or any

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subsidiary or parent company of the Company shall immediately terminate and be of no further force and effect and, except as set forth in Section 1(c) above, no payments or other provisions regarding benefits or payment of any other amounts shall be made thereunder, notwithstanding any provision to the contrary set forth therein.

     6. Injunctive Relief. The parties hereto hereby acknowledge and agree that a breach by Individual of any of the covenants contained in Sections 2 or 3 of this Agreement may cause irreparable damage and harm to the Company, and that monetary damages may not be an adequate remedy for any such breach or may be virtually impossible to ascertain. Therefore, the parties hereto agree that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in Sections 2 or 3 of this Agreement by the Individual or any of her affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to any other remedies available to the Company.

     7. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered by hand, when sent by facsimile transmission with acknowledgement of good transmission received, or when deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

           If to the Company:

                Medisys, Inc.
                4550 West 77th Street
                Edina, Minnesota 55435
                Attn: President

           If to the Individual:

                Sandra A. Smilanich

                -----------------------------

                -----------------------------

or to such other addresses as either party hereto may from time to time give notice of to the other party in the aforesaid manner.

     8. Miscellaneous.

     (a) This Agreement shall not be assignable, in whole or in part, by either party without the prior written consent of the other party, except that the Company, without the consent of Individual, may assign its rights and obligations under this Agreement to any corporation, firm or other business entity (i) with or into which the Company may merge or consolidate, (ii) to which the Company may sell or transfer all or substantially all of its assets or of which 50% or more of the equity and of the voting control is owned, directly or indirectly, by, or is under common ownership with, the Company, or (iii) that is the parent company of the Company, including Coram.

     (b) This Agreement is made under and shall be governed by and construed in accordance with the laws of the State of Minnesota. Each of the parties hereto hereby consents to the jurisdiction of the United States District Court and any state court of competent jurisdiction located within Hennepin County, Minnesota and hereby agrees that such courts will be proper forums in which to adjudicate any case or controversy arising under or relating to this Agreement.

     (c) This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes all prior agreements and understanding with respect to such subject matter, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein or which have not been terminated hereby.

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     (d) The Company may withhold from any salary and benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

     (e) No amendment or modification of this Agreement shall be deemed effective unless made in writing signed by the parties hereto.

     (f) No term or condition of this Agreement shall be deemed to have been waived nor shall there be any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to a specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

     (g) To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered. The Individual acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement shall be given construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

     (h) This Agreement may be executed by facsimile and in counterparts, each of which shall be deemed an original and all of which when taken together shall constitute but one and the same instrument.

     (i) Sections 2 and 3 of this Agreement shall survive and continue in full force and effect and in accordance with their respective terms notwithstanding any termination of this Agreement or Individual's employment with the Company pursuant hereto.

     (j) Caption and section headings used herein are for convenience of reference only and are not a part of this Agreement and shall not be used in construing the terms of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                          "COMPANY"

                                          MEDISYS, INC.


                                          By:
                                             ----------------------------------
                                               William J. Brummond, President
                                                and Chief Executive Officer

                                          "INDIVIDUAL"


                                          -------------------------------------
                                                     Sandra A. Smilanich

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                            GUARANTY OF PERFORMANCE

     CORAM HEALTHCARE CORPORATION, a Delaware corporation, as the parent corporation of the Company, hereby acknowledges and agrees to all of the terms and conditions of the foregoing Severance/Non-Compete Agreement and does hereby guaranty the full and prompt performance by the Company of its obligations under the foregoing Severance/Non-Compete Agreement.

                                          CORAM HEALTHCARE CORPORATION


                                          By:
                                             --------------------------------
                                                 James M. Sweeney, Chairman
                                                and Chief Executive Officer

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